UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): September 30, 2003

FIDELITY NATIONAL FINANCIAL, INC.

(Exact Name of Registrant)

Delaware	1-9396	86-0498599

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
601 Riverside Avenue, Jacksonville, Florida		32204

(Address of principal executive officers)		(Zip Code)

(904) 854-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed, since last report)

Item 5. Other Events.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5. Other Events.

Fidelity National Financial, Inc. (“FNF”) announced the closing of the Agreement and Plan of Merger (the “Merger Agreement”) with FNIS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of FNF (“Merger Sub”), Chicago Title and Trust Company, Inc., an Illinois corporation (solely for purposes of a certain provision therein) and Fidelity National Information Solutions, Inc., a Delaware corporation (“FNIS”). Pursuant to the Merger Agreement, FNF will acquire all of the outstanding shares of FNIS not currently held by FNF or its subsidiaries through a merger between Merger Sub and FNIS (the “Merger”), with FNIS as the surviving corporation. In addition, FNIS stockholders will receive 0.830 FNF shares in exchange for each FNIS share, plus cash for any fractional shares. The Merger closed effective September 30, 2003.

(c) Exhibits

99.1 Agreement and Plan of Merger dated July 11, 2003, by and among Fidelity National Financial, Inc., FNIS Acquisition Corp., Chicago Title and Trust Company, Inc. (solely for purposes of a certain provision therein) and Fidelity National Information Solutions, Inc. (incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed July 11, 2003).

99.2 Press Release dated September 30, 2003.*

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Alan L. Stinson

Alan L. Stinson, Executive Vice President and Chief Financial Officer

Dated: September 30, 2003

EXHIBIT INDEX

99.1	Agreement and Plan of Merger dated July 11, 2003, by and among Fidelity National Financial, Inc., FNIS Acquisition Corp., Chicago Title and Trust Company, Inc. (solely for purposes of a certain provision therein) and Fidelity National Information Solutions, Inc. (incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed July 11, 2003).

99.2	Press Release dated September 30, 2003.*

*	Filed herewith.